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                                                                Exhibit 3(b)

                          THE LAMSON & SESSIONS CO.

                          CORPORATE CHARTER NO. 2235

               ORGANIZED IN THE STATE OF OHIO, NOVEMBER 7, 1883

                         AMENDED CODE OF REGULATIONS

                                  ARTICLE I
                                 SHAREHOLDERS

Section 1. Annual Meeting

      The Annual Meeting of Shareholders of the Company for the election of Directors, the consideration of financial statements and other reports to be laid before such meeting, and the transaction of such other business as may be brought before such meeting shall be held at 2:00 o'clock P.M. or at such other time as may be designated by the Board of Directors, the Chairman of the Board or the President and specified in the notice of the meeting, on the fourth Friday in April of each year if not a legal holiday and if a legal holiday on the next succeeding business day. Upon due notice there may also be considered and acted upon at an Annual Meeting any matter which could properly be considered and acted upon at a Special Meeting.


Section 2. Special Meetings

      Special Meetings of Shareholders of the Company may be held on any business day when called by the Chairman of the Board, the President, the Board of Directors acting at a meeting, a majority of the Directors acting without a meeting, or persons who hold fifty per cent (50%) of all shares outstanding and entitled to vote thereat. Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any persons entitled to call a Meeting of Shareholders, such Officer shall forthwith cause to be given to the Shareholders entitled thereto the requisite notice of a meeting to be held on the specified date, as provided in Section 4 of this Article I. If such notice is not given within forty-five (45) days after the delivery or mailing of such request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations, or cause such notice to be given by any designated representative. Calls for Special Meetings shall specify the purpose or purposes thereof, and no business shall be considered at any such meeting other than that specified in the call therefor.

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Section 3. Place of Meetings

      Meetings of Shareholders shall be held at the principal office of the Company in Ohio unless the Board of Directors acting at a meeting, or a majority of the Directors acting without a meeting, designates some other place either within or without the State of Ohio and causes the notice thereof to so specify.

Section 4. Notice of Meetings - Waiver

      Not less than seven (7) nor more than sixty (60) days before the date fixed for a Meeting of Shareholders, written notice stating the time, place and purposes of such meeting shall be given by or at the direction of the Chairman of the Board, the President, the Secretary, an Assistant Secretary, or any other person required or permitted by these Regulations to give such notice. The notice shall be given by personal delivery or by mail to each Shareholder entitled to notice of the meeting who is of record as of the date next preceding the day on which notice is given, or, if another date thereof is duly fixed, of record as of said date. If mailed, such notice shall be addressed to the Shareholder at his address as it appears on the records of the Company, and such notice shall be deemed to have been given on the day when deposited in the mail. If said record date shall fall on a holiday, the record date should be taken as of the close of business on the next preceding day which is not a holiday.

      Notice of the time, place and purposes of any Meeting of Shareholders may be waived by any Shareholder in writing, either before or after the holding of such meeting, which writing shall be filed with and entered upon the records of the meeting, or by his attendance at any such meeting without protesting the lack of proper notice prior to or at the commencement of such meeting.

Section 5. Quorum - Adjournment

      At any meeting of Shareholders, except a meeting one purpose of which is the election of Directors, the holders of shares entitling them to exercise two-thirds of the voting power of the Company, present in person or by proxy, shall constitute a quorum for such meeting. At a meeting one purpose of which is the election of Directors, the holders of shares entitling them to exercise seventy-five per cent of the voting power of the Company, present in person or by proxy, shall constitue a quorum; provided, however, if holders of shares entitling them to exercise less than seventy-five per cent of


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     the voting power of the Company are present in person or by proxy and matters other than the election of Directors are to be presented to the meeting, then, if holders of shares entitling them to exercise at least two-thirds of the voting power of the Company are present, such other matters may be presented for consideration and action, but no election of Directors shall occur. Notwithstanding the foregoing, no action required by law, the Amended Articles of Incorporation or these Regulations to be authorized or taken by the holders of a designated proportion of shares of the Company may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at the meeting, whether or not a quorum is present, may adjourn such meeting from time to time without notice other than by announcement at the meeting. If any meeting is adjourned, notice of adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting, except as otherwise provided in Article III.

     Section 6. Proxies

          A person who is entitled to attend a Shareholders' Meeting, to vote thereat or to execute consents, waivers or releases may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his rights by proxy or proxies appointed by a writing signed by such person as provided by the laws of the State of Ohio.


     Section 7. Financial Reports

          At the Annual Meeting, there shall be laid before the Shareholders a financial statement, which may be consolidated, consisting of:

          1. A Balance Sheet containing a summary of the assets, liabilities, stated capital and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus, and earned surplus) of the Company as of a date not more than four (4) months before the date of such meeting; and

         2. A Statement of Profit and Loss and Surplus, including a summary of profits, dividends paid, and other changes in the surplus accounts of the Company, for the year ending with the date of such Balance Sheet.


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        An Opinion signed by the President, or a Vice President, or Treasurer, or Assistant Treasurer, or by a public accountant or firm of public accountants, shall be appended to such financial statement to the effect that the financial statement presents fairly the position of the Company and the results of its operations in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding period, or such other Opinion as is in accordance with sound accounting practice.


 Section 8. Organization of Meetings

           (a) The Board of Directors shall determine from time to time the Officer who shall preside at all Meetings of Shareholders.

           (b) The Secretary or Assistant Secretary shall act as secretary and keep the minutes of all meetings and in the absence of the Secretary and Assistant Secretary, the presiding Officer at the meeting shall appoint any other Officer to act in his place.

           (c) At each meeting an alphabetically arranged list or classified list of Shareholders of record who are entitled to vote as of the applicable record date, showing their respective addresses and the number and class of shares held by each, shall be produced by the Secretary, Assistant Secretary or the particular agent having charge of the transfer of the shares. This list, when certified by such Officer or agent, shall be prima facie evidence of the ownership or the facts shown therein.

 Section 9. Inspectors of Election

        The Directors, in advance of any Meeting of Shareholders, may appoint any person(s) as an Inspector of Election to act at such meeting or any adjournments thereof. If Inspector(s) are not so appointed, the Officer or person acting as Chairman of any such meeting may and on the request of any Shareholder or his proxy shall make such appointment.

        In case any person appointed as Inspector fails to appear or act, the vacancy may be filled by appointment made by the Directors in advance of the meeting, or at the meeting by the Officer or person acting as Chairman.

        If there are three (3) or more Inspectors, the decision, act or certification of a majority of them shall be effective in all respects as the decision, act or certification of all.


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          The Inspector(s) shall determine the number of shares outstanding, the voting rights with respect to each of the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and factual effect of the proxies; receive votes, ballots, consents, waivers or releases; hear and determine all matters of challenges, ownership and questions arising in connection with the voting; count and tabulate all votes, consents, waivers and releases; determine and announce the result; and do such other acts as are proper to conduct the election or vote with fairness to all Shareholders.

          On request, the Inspector(s) shall make a report in writing on any question or matter determined by them and execute a certification of any fact found by them. The certification of the Inspector(s) shall be prima facie evidence of the facts stated therein and of the results of the voting as certified by them.


    Section 10.  Voting

          In all cases except where otherwise provided by statute, every Shareholder entitled to vote shall be entitled to cast one vote, in person or by proxy, on each proposal submitted to the meeting for each share held of record by him on the record date for the determination of the Shareholders entitled to vote at such meeting.

                                  ARTICLE II
                              BOARD OF DIRECTORS

    Section 1. General Powers

          Except where the law, the Amended Articles of Incorporation or these Regulations require action to be authorized or taken by Shareholders, all of the authority of the Company shall be exercised by the Board of Directors.


    Section 2. Number of Directors

          The Board of Directors of the Company, none of whom need be Shareholders, shall consist of not less than nine (9) nor more than fifteen
    (15) members. Without amendment of these Regulations, the number of Directors may be fixed or changed to a number not less than nine (9) nor greater than fifteen (15) at any Annual or Special Meeting of Shareholders called for that purpose at which a quorum is present, by the affirmative vote of the holders of two-thirds of the voting power of the Company, but


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 no reduction in the number of Directors shall of itself have the effect of shortening the term of any incumbent Director. Notwithstanding the foregoing provisions of this Section 2 of Article II, the number of Directors may also be changed by the Board of Directors, and the Board of Directors may fill any Director's office that is created by an increase in the number of Directors, by resolution adopted by the vote of a majority of the Directors present at a meeting at which a quorum is present.




 Section 3. Classification of Directors


        The Directors shall be divided into three classes. Each class shall consist of an equal number of Directors to the extent possible, and in no event shall any class consist of less than three (3) Directors. In the event the total number of Directors is not divisible by three (3), an extra Director shall be elected to Class I if there is one (1) extra Director to be assigned among the classes, and an extra Director shall be elected in both Classes I and II if there are two (2) extra Directors to be assigned among the classes.





 Section 4. Election of Directors


       Directors shall be elected at the Annual Meeting of Shareholders, but when the Annual Meeting is not held or Directors are not elected thereat, they may be elected at a Special Meeting of Shareholders called and held for that purpose, or by the Board of Directors pursuant to the authority of Section 2 of this Article II.

       At a meeting of Shareholders or the Board of Directors at which Directors are to be elected, only persons nominated as candidates shall be eligible for election as Directors, and the candidates receiving the greatest number of votes shall be elected. Voting in the election of Directors by shareholders may be cumulative as provided by statute. A separate election shall be held for each class of Directors.




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    Section 5. Term of Office and Vacancies

          The term of office of each class of Directors shall be three (3) years, and Directors shall hold office until the Annual Meeting of Shareholders next succeeding their election at which the term of office of their class expires and until their successors are elected and qualified, or until their earlier resignation, removal from office, or death. Any Director may resign at any time by oral statement to that effect made at a meeting of the Board or in a writing to that effect delivered to the Secretary or Assistant Secretary, such resignation to take effect immediately or at such other time as the Director may specify. Neither an individual Director, nor a class of Directors, nor all the Directors shall be removed from office by the Shareholders except upon the affirmative vote for removal of the holders of eighty per cent (80%) of the voting power of the Company; provided, however, that unless all the Directors or all the Directors of a particular class are removed, no individual Director shall be removed if the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the Directors of a particular class, would be sufficient to elect at least one Director.
          In the event of the occurrence of any vacancy or vacancies in the Board of Directors irrespective of the reason therefor, the remaining Directors, though less than a majority of the whole authorized number of Directors, may upon vote of a majority of their number fill such vacancy for the unexpired term. A vacancy or vacancies shall also be deemed to exist within the meaning of this section in case the Board of Directors shall increase the authorized number of Directors pursuant to the authority of Section 2 of this Article II.

    Section 6. Meetings

          As soon after each Annual Meeting of Shareholders as practicable, the Directors shall hold an organizational meeting for the purpose of electing Officers and the transaction of any other business. Other meetings of the Board may be held at any time upon the call of the Chairman of the Board, the President, or any two (2) Directors. Meetings of the Board may be held within or without the State of Ohio. Written notice of the time and place of each meeting of the Board shall be given to each Director either by personal delivery, mail, telegram or cablegram at least two (2) days before the meeting, which notice need not specify the purposes of the meeting. Meetings of the Directors may be held through any communications equipment if all persons participating (and such participation shall constitute "presence" or "attendance" at such meeting) can hear each other. Unless otherwise specifically stated in the notice thereof, any business may be transacted at any meeting of the Board.




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         Notice of any meeting of the Board may be waived by any Director in writing, either before or after such meeting, or by his attendance at any such meeting (including "attendance" or "presence" by means of participation through any communications equipment as above provided) without protesting the lack of proper notice prior to or at the commencement of such meeting. If any meeting is adjourned, notice of the adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

   Section 7. Action of Directors Without a Meeting

         Any action which may be taken at a meeting of the Board or at a meeting of a Committee of Directors may be taken without a meeting if approved and authorized by a writing or writings signed by all the Directors or members of the Committee, respectively, which writing or writings shall be filed or entered upon the records of the Company.


   Section 8. Quorum

         Five (5) Directors shall be necessary to constitute a quorum for the transaction of business at a meeting, provided that a majority of the Directors at a meeting duly held, whether or not a quorum exists, may adjourn such meeting from time to time.

         The act of a majority of the Directors present at a meeting at which a quorum is present is the act of the Board unless the act of a greater number is required by the Amended Articles of Incorporation or these Regulations.


   Section 9. Committees

         The Board of Directors may from time to time appoint three (3) or more Directors to constitute one or more Committees of Directors. The resolution establishing each such Committee shall specify a designation by which it shall be known and shall fix its purpose, powers, authority and duration of existence. The Board of Directors may delegate to any such Committee any of the authority of the Board, however conferred, other than that of filling vacancies among the Directors or in any Committee of Directors.


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         The Board of Directors may likewise appoint one or more Directors as alternate members of any such Committee, who may take the place of any absent member or members at any meeting of such Committee.

         Each such Committee and each member thereof shall serve at the pleasure of the Board of Directors, shall act only in the intervals between meetings of the Board, and shall be subject to the control and direction of the Board. All actions taken by any such Committee shall be reported in writing to the Board at its first meeting thereafter.

         An act or authorization of any act by any such Committee within the authority delegated to it by the resolution establishing it shall be effective for all purposes as the act or authorization by the Board of Directors.

         In every case the affirmative vote of a majority of its members at a meeting, or the written consent of all of the members of any such Committee without a meeting, shall be necessary for the approval of any action.

         In particular, the Board of Directors may create an Executive Committee in accordance with the foregoing provisions of this Section. If created, the Executive Committee shall possess and may exercise all of the powers of the Board in the management and control of the business of the Company during the intervals between meetings of the Board subject to the foregoing provisions of this Section. The chairman of the Executive Committee shall be determined by the Board of Directors from time to time. All action taken by the Executive Committee shall be reported in writing to the Board of Directors at its first meeting thereafter.



   Section 10.  Compensation

         For his attendance at each meeting of the Board of Directors or of a Committee of Directors, or for other services rendered, each Director shall receive such reasonable compensation, reimbursement for expenses, and other benefits as the Board shall from time to time determine and irrespective of any personal interest of any of them. The Board shall also have authority to provide for reimbursement for expenses and to establish reasonable compensation and other benefits for services rendered to the Company by each Officer and may delegate such authority to one or more Officers or Directors.


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                                 ARTICLE III

                                 RECORD DATES

           For any lawful purpose including without limitation the determination of the Shareholders who are entitled to:


           (1)    receive notice of or to vote at a Meeting of Shareholders,

           (2)    receive payment of any dividend or distribution,

           (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto, or

           (4) participate in the execution of written consents, waivers, or releases,


     the Board of Directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (1), (2), and (3) above, shall not be more than sixty (60) days preceding the date of the Meeting of Shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The record date for the purpose of the determination of the Shareholders who are entitled to receive notice of or to vote at a Meeting of Shareholders shall continue to be the record date for all adjournments of such meeting, unless the Board of Directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in this Article, fix another date. In case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to Shareholders of record as of such date in accordance with the same requirements as those applying to a meeting newly called. The Board of Directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article, including the date of the Meeting of Shareholders and the period ending with the date, if any, to which adjourned.


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                                   ARTICLE IV

                                    OFFICERS

   Section 1. General Provisions, Powers and Duties

         The Board of Directors may elect a Chairman of the Board and a Controller, and shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other Officers as the Board may from time to time deem necessary. The Chairman of the Board shall be a Director. Any two (2) or more of such offices may be held by the same person, but no Officer shall execute, acknowledge, attest or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged, attested or verified by two (2) or more Officers.

         All Officers, as between themselves and the Company, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such offices. In the absence of any Officer of the Company, or for any other reason the Board may deem sufficient, the Board may delegate from time to time the powers or duties of such Officer, or any of them, to any other Officer or to any Director. The Board may from time to time delegate to any Officer authority to appoint and remove subordinate Officers and to prescribe their authority and duties.

         Since the lawful purposes of the Company include the acquisition and ownership of real property, personal property and property in the nature of patents, copyrights, and trademarks and the protection of the Company's property rights in its patents, copyrights and trademarks, each of the Officers of the Company is empowered to execute any power of attorney necessary to protect, secure, or vest the Company's interest in and to real property, personal property and its property protectable by patents, trade-marks and copyright registrations and to secure such patents, copyrights and trademark registrations.

   Section 2. Term of Office and Vacancies

         The elected Officers of the Company shall hold office until the succeeding organizational meeting of the Board of Directors and until their successors are elected, except in case of resignation, death, removal or retirement. The Board of Directors may

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   remove any Officer at any time, with or without cause, by a majority vote of the members of the Board then in office. Any vacancy in any office may be filled by the Board of Directors.

   Section 3. Chairman of the Board

         The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors, and shall have such authority and perform such duties as the Board may determine.


   Section 4. President

         The President shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board unless otherwise determined by the Board. The President shall have such authority and perform such duties as the Board of Directors may determine.


   Section 5. Chief Executive Officer

         The Board of Directors shall determine from time to time which Officer shall be designated as the Chief Executive Officer of the Company. Subject to directions of the Board of Directors, he shall have general executive supervision of the property, business and affairs of the Company, and shall see that all orders and recommendations of the Board are carried into effect.


   Section 6. Vice Presidents

         The Vice President or Vice Presidents shall have such authority and shall perform such duties as may be delegated to them by the Chief Executive Officer or as may be determined by the Board of Directors. In case of the disability or absence of the President, or in case of a vacancy existing in the office of the President, a Vice President shall be designated by the Board of Directors to perform all duties and possess all of the authority of the President until such time as a new President is elected by the Board.



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  Section 7. Secretary

        The Secretary shall keep the minutes of the Meetings of Shareholders and of the Board of Directors and the Executive Committee (unless otherwise directed by the Executive Committee). He shall keep such books as may be required by the Board of Directors, give such notice of Shareholders' meetings and Board meetings as may be required by law or these Regulations, and perform such other duties as the Shareholders or the Board may determine.



  Section 8. Treasurer

        The powers and duties of the Treasurer shall be to keep safe all moneys of the Company which may be deposited from time to time with the Treasurer, and to pay out said moneys in such manner as may be prescribed by the Board of Directors, and generally to do and perform all such other duties as pertain to his office and as may be determined by the Board.


  Section 9. Controller

        The Controller shall be the chief accounting officer of the Company. He shall prepare such accounting statistics, records and reports as may be prescribed by the Board of Directors, and generally do and perform all such other duties as determined by the Board.


  Section 10.  Assistant Officers

        The Board of Directors may elect one or more Assistant Secretaries, Assistant Treasurers and/or Assistant Controllers, who shall have such powers and perform such duties as directed by their respective principal Officers or as the Board may determine.

  Section 11. Other Officers

        All other Officers shall have such powers and perform such duties as the Board of Directors may determine.


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                                  ARTICLE V
                           CERTIFICATES FOR SHARES


     Section 1. Certificates for Shares

           Each holder of shares is entitled to one or more certificates for shares of the Company in such form not inconsistent with law and the Amended Articles of Incorporation as shall be approved by the Board of Directors. Each such certificate shall be signed by the Chairman of the Board or the President, and by the Secretary or Assistant Secretary or the Treasurer or Assistant Treasurer of the Company, which certificate shall certify the number and class of shares held by each Shareholder in the Company, but no certificates for shares shall be executed or delivered until such shares are fully paid.

           When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said Officers of the Company may be a facsimile, engraved, stamped or printed.

           Although any Officer of the Company, whose manual or facsimile, engraved, stamped or printed signature is affixed to such a certificate ceases to be such Officer before the certificate is delivered, such certificate shall be effective in all respects when delivered.

     Section 2. Transfer of Shares

           Shares of the Company shall be transferable upon the books of the Company by the holders thereof in person or by a duly authorized attorney upon surrender and cancellation of certificates for a like number of shares of the same class of shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of authenticity of the signatures to such assignment and power of transfer as the Company or its agents may reasonably require.

     Section 3. Lost, Stolen or Destroyed Certificates

           The Company may issue a new certificate for shares in place of any certificate or certificates heretofore issued by the Company alleged to have been lost, stolen or destroyed and upon the making of an affidavit of that fact by the person claiming the certificate of stock to have been lost, stolen or destroyed.

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             When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to attest the same in such manner as it shall require and to give the Company a bond in such sum and containing such terms as the Board may direct as indemnity against any claim that may be made against the Company with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

       Section 4. Transfer Agents and Registrars

             The Board of Directors may appoint or revoke the appointment of transfer agents and registrars and may require all certificates for shares to bear the signature of such transfer agents and registrars or any of them.

             The Board of Directors shall have authority to make all such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of the Company.

                                  ARTICLE VI
                               INDEMNIFICATION

       Section 1. In General

             Upon written request, setting forth the facts of and reasons for the request, made within a reasonable time after knowledge of the occurrence of the event for which indemnification, including an agreement to indemnify, is sought hereunder, the Company shall idemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Company (Sections 2 and 3 hereof), by reason of the fact that he is or was a Director, Officer, employee, or agent of the Company, or is or was serving at the request of the Company as a Director, Trustee, Officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, decrees, penalties, amounts paid with the written consent of the Company upon a plea of nolo contendere, and amounts paid in settlement, which are actually and reasonably imposed upon or incurred by him in connection with such action, suit, or proceeding if he acted


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      in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

      Section 2. Derivative Actions

            Upon written request, setting forth the facts of and reason for the request, made within a reasonable time after knowledge of the occurrence of the event for which indemnification, including an agreement to indemnify, is sought hereunder, the Company shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit in the right of the Company to procure a judgment in the Company's favor (which shall not be construed to include any claim, action, suit or proceeding brought directly by the Company) by reason of the fact that he is or was a Director, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, Trustee, Officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees), judgments, fines, decrees, penalties and amounts paid in settlement, which are actually and reasonably imposed upon or incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be negligent or guilty of misconduct in a civil matter in the performance of his duties to the Company, unless and only to the extent that the Court of Common Pleas, or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability for negligence or misconduct, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such other Court shall deem proper.

      Section 3. Actions by the Company

            Notwithstanding anything to the contrary contained in this Article VI, the

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
    Company shall not indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit brought directly by the Company to procure a judgment in its favor (which shall not be construed to include any claim, action, suit or proceeding of a derivative nature made or brought by any shareholder or group of shareholders of this Company) by reason of the fact that he is or was a Director, Officer, employee, or agent of the Company, or is or was serving at the request of the Company as a Director, Trustee, Officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against any expenses (including attorneys' fees), judgments, settlements, fines, decrees, amounts paid upon a plea of nolo contendere or otherwise irrespective of the fact that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except: (a) the Company shall indemnify him for expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense of such action or suit if and to the extent that such Director, Trustee, Officer, employee, or agent has been successful on the merits or otherwise in defense of any such action, suit or proceeding referred to in this Section or in defense of any such claim, issue or matter, therein, and (b) the Company may, but shall not be required to, indemnify him for all or any portion of his expenses (including attorneys' fees) in connection with the settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

    Section 4. Meritorious or Otherwise Successful Defenses

          Notwithstanding the standards of conduct established in Section 1 and 2 of this Article VI, to the extent that a Director, Trustee, Officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 and 2 of this Article VI, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees), actually and reasonably incurred by him in connection therewith.

    Section 5. Application of Standards of Conduct

          Any indemnification under Sections 1, 2 or 3 or this Article VI, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1, 2 or 3 of this Article VI. Such determination shall be made (a) by a majority vote of a quorum consisting of Directors of the Company who were not and are not parties to or threatened with any such action, suit or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested Directors so directs, in a written opinion by independent legal counsel other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the Company, or any person to be indemnified within the past five years, or (c) by the shareholders, or (d) by the Court of Common Pleas or the Court in which such action, suit, or proceeding was brought. Any determination made by the disinterested Directors or by independent legal counsel under this Section 5 shall be promptly communicated to the person who threatened or brought the action or suit in the right of the Company under Section 2 or this Article VI.


    Section 6. Advance of Expenses

          Expenses (including attorneys' fees) incurred in defending any action, suit or proceeding referred to in Sections 1 or 2 of this Article VI shall, and in Section 3 of this Article VI may, be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this
    Article VI.


    Section 7. Other Remedies

          The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Company's Amended Articles of Incorporation, other provisions of these Regulations, any agreement, any insurance purchased by the Company, any vote of the Company's Shareholders or disinterested Directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. The Company, through appropriate action by its Officers, Directors and/or shareholders, is hereby specifically authorized to take any and all further action (except as prohibited by Section 3 of this Article VI) to effectuate any indemnification of any person which any Ohio corporation may have power to take.


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
     Section 8. Insurance

           In the discretion of the Board of Directors, the Company may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Company, or is or was serving at the request of the Company as a Director, Trustee, Officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company otherwise would have the power to indemnify him against such liability.


     Section 9. Definitions

           As used in this Article, references to "Company" include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a Director, Officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.


                                 ARTICLE VII
                                 FISCAL YEAR

           The fiscal year of the Company shall be fixed by resolution of the Board of Directors and shall remain as fixed until changed by resolution of the Board from time to time.


                                 ARTICLE VIII
                 CANCELLATION OF FORMER CODES OF REGULATIONS

           This Amended Code of Regulations supersedes all Amended Codes of Regulations and amendments thereto hertofore adopted.

                                  ARTICLE IX
                            EMERGENCY REGULATIONS

           The Directors may adopt, either before or during an emergency, as that term is defined by the General Corporation Law of Ohio, any emergency regulations permitted by the General Corporation Law of Ohio which shall be operative only during such an emergency. In the event the Board of Directors does not adopt any such emergency regulations, the special rules provided in the General Corporation Law of Ohio shall be applicable during an emergency as therein defined.

                                  ARTICLE X
                                  AMENDMENTS

           The Company may amend, change or add to this Amended Code of Regulations for any lawful purpose by the vote or written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power of the Company in respect of any such amendment, change or addition; provided, however, that eighty per cent (80%) of the voting power of the Company shall be required to amend, change or add to any one or more of the following Sections of this Amended Code of Regulations, namely, Section 2 of Article I, Section 5 of Article I, Section 2 of
     Article II, Section 3 of Article II, Section 4 of Article II, Section 5 of
     Article II, or this Article X. If any such amendment, change or addition is adopted by written consent without a meeting of the Shareholders, the Secretary shall enter any such amendment, change or addition in the records of the Company and mail a copy thereof to each Shareholder of record who would have been entitled to vote thereon and did not participate in the adoption thereof.

                                 CERTIFICATE

           The undersigned, the duly elected and acting Secretary of The Lamson & Sessions Co., an Ohio corporation, having its principal office at 2000 Bond Court, 1300 East 9th Street, Cleveland, Ohio 44114, hereby certifies that the foregoing is a true and correct copy of the current Amended Code of Regulations of said corporation, and that the foregoing Amended Code of Regulations are in full force and effect, on the date of this certificate.

     Dated: May 13,1980                          By     D. A. Rowe
                                                    -------------------
                                                        Secretary


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